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                                 Exhibit 10(e)


                              AMENDMENT NO. 1 TO
                       EXECUTIVE EMPLOYMENT AGREEMENT

      This Amendment No. 1 to Executive Employment Agreement, effective as of July 1, 2000, is made between QUIXOTE CORPORATION, a Delaware Corporation, (hereinafter referred to as "the Company") and Philip E. Rollhaus, Jr. of Chicago, Illinois, (hereinafter referred to as "the Executive.")

                                  RECITALS

      WHEREAS, the Company and the Executive are parties to an Executive Employment Agreement effective as of October 1, 1999 ("Agreement") which by its terms expires at the close of business on June 30, 2000.

      WHEREAS, the Company and the Executive wish to extend the term of the Agreement and codify certain other agreements between them.

      NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the Company and the Executive hereby agree as follows:





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      1.  The term of the Agreement shall be extended to June 30, 2001.

      2. The Company hereby transfers to the Executive, or his designee, all right, title and interest in the Company-owned BMW automobile currently utilized by the Executive and identified as VIN No. WBAGJ 8321 WDM 17522.
The Company and the Executive will cooperate to execute and deliver any other documents necessary to convey the right, title and interest to this automobile. The parties agree that the Company will have no other obligation to the Executive with respect to an automobile as provided in Section 3(d) of the Agreement.

      3. (a) The Executive hereby waives, releases and discharges the Company, any subsidiaries, affiliates, agents, officers, directors and employees of the Company, and all of their predecessors and successors (together, "the Company Parties"), from any and all claims, demands, damages, and causes of action of every kind and nature, whether known or unknown, or suspected or unsuspected, which the Executive has, may have, or may have had arising out of or in any way related to the Executive's employment by the Company, its subsidiaries or affiliates from the beginning of time to the effective date hereof. This release specifically includes, but is not limited to, any and all claims, demands, damages, and causes of action:

               (1) Arising under or based on the Equal Pay Act of 1963, Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866 and 1871 (42 U.S.C. Section 1981), the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of






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1993, the Fair Labor Standards Act of 1938, the Employee Retirement Income
Security Act of 1974 (excepting claims for vested benefits, if any, to which the Executive is legally entitled thereunder), the Illinois Constitution, or any other federal, state, county or local law, statute, ordinance, decision, order, policy or regulation prohibiting employment discrimination or otherwise creating rights or claims for employees, including but not limited to, any and all claims alleging breach of public policy, the implied obligation of good faith and fair dealing, or any implied, oral or written contract, handbook, manual, policy statement or employment practice, or alleging misrepresentation, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, false imprisonment, negligence or wrongful discharge; and

               (2) Arising under or based on the Age Discrimination in Employment Act of 1967 (ADEA), as amended by the Older Workers Benefit Protection Act (OWBPA), and alleging a violation thereof based on any action or failure to act by the Company Parties, or any of them, at any time prior to the effective date hereof.

          (b) The Executive waives his right to any recovery, compensation, or other legal, equitable or injunctive relief (including, but not limited to, compensatory damages, punitive damages, back pay, front pay, attorneys' fees and reinstatement to employment), from any claims, demands or causes of action brought by or on behalf of him in connection with any matter whatsoever, including but not limited to, claims arising under the Age Discrimination in Employment Act.






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          (c) This Section 3 is a general release, as well as a specific release, of all claims, demands, damages, and causes of action referred to above. No reference herein to any specific claim is intended to limit the scope of this release. This release shall be effective, without limitation, as a full and final bar to all claims, demands, damages and causes of action of every kind and nature whatsoever which the Executive has against the Company Parties, whether or not known to the Executive.

          (d) The Executive acknowledges that he has been advised of his right to consult with an attorney or other representative of his choice prior to signing this Amendment No. 1 to Executive Employment Agreement and understands that he has a period of twenty-one (21) days within which to consider the Amendment No. 1 to Executive Employment Agreement. This twenty-one (21) day period begins to run from JUNE 1, 2000, which Executive acknowledges is the date on which he received a copy of this Amendment No. 1 to Executive Employment Agreement.

          (e) The Executive understands that he has the right to revoke this release at anytime within seven (7) days after he signs it and that the release shall not become effective or enforceable until this revocation period has expired without revocation.

          (f) The provisions of this release are fully severable. Therefore, if any provision of this release is for any reason determined to be invalid or unenforceable,






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such invalidity or unenforceability will not affect the validity or enforceability of the remaining provisions.

      4. Except as set forth herein, the Agreement shall remain in effect as written.

      5. The effective date of this Amendment No. 1 to the Executive Employment Agreement is July 1, 2000.

      This Amendment No. 1 to the Executive Employment Agreement is executed as of this 1st day of June, 2000.


QUIXOTE CORPORATION


By:  /s/ Leslie J. Jezuit               /s/ Philip E. Rollhaus, Jr.
     ----------------------             ----------------------------------
Its: CEO and President                      Philip E. Rollhaus, Jr.


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